Exhibit 99.1

SIGNATURES

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Dated: February 12, 2025

KKR DENALI HOLDINGS L.P.
By: KKR Denali Holdings GP LLC, its general partner

	By:	/s/ Christopher Lee
	Name:	Christopher Lee
	Title:	Assistant Secretary

KKR DENALI HOLDINGS GP LLC

	By:	/s/ Christopher Lee
	Name:	Christopher Lee
	Title:	Assistant Secretary

KKR AMERICAS FUND XII L.P.

By: KKR Associates Americas XII L.P., its general partner
By: KKR Americas XII Limited, its general partner

	By:	/s/ Christopher Lee
	Name:	Christopher Lee
	Title:	Assistant Secretary

KKR ASSOCIATES AMERICAS XII L.P.
By: KKR Americas XII Limited, its general partner

	By:	/s/ Christopher Lee
	Name:	Christopher Lee
	Title:	Assistant Secretary

KKR AMERICAS XII LIMITED

By:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Assistant Secretary

KKR GROUP PARTNERSHIP L.P.
By: KKR Group Holdings Corp., its general partner

By:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Secretary

KKR GROUP HOLDINGS CORP.

By:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Secretary

KKR GROUP CO. INC.

By:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Secretary

KKR & CO. INC.

By:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Secretary

KKR MANAGEMENT LLP

By:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Assistant Secretary

HENRY R. KRAVIS

By:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Attorney-in-fact

GEORGE R. ROBERTS

By:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Attorney-in-fact